UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2007

INTEGRATIVE HEALTH TECHNOLOGIES, INC.
(FKA Senticore, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

814-0069
(Commission File Number)

11-3504866
(I.R.S. Employer Identification No.)

4940 Broadway, Suite 201
San Antonio, TX 78209
(Address of Principal Executive Offices, including Zip Code)

(210) 824.4416
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Integrative Health Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 OTHER EVENTS

On February 11, 2005, the Registrant filed Form N-54 in which it elected to become a Business Development Corporation (“BDC”) under the Investment Company Act of 1940.

The Registrant believed that this election was valid and reported that it was a BDC. However, the Registrant reported in a Form 8-K filed on February 21, 2007 that it had discovered an irregularity in the filing of the N-54, and that it had concluded, as a result, that it was not and had never been a BDC.

Since February 21, 2007, representatives of the Registrant have been in discussion with representatives of the SEC. It is the view of the SEC that the Registrant’s election to become a BDC was a valid election, and that the Registrant remains a BDC despite the statements to the contrary contained in the February 21, 2007 Form 8-K.

The Registrant has decided that it would be in the best interests of the Company and its shareholders to render the issue moot by filing a notice of withdrawal of its BDC election under s.54(c) of the Investment Company Act. The Registrant has already filed a preliminary Form 14-C reporting that the decision to withdraw the election has been approved by the Registrant’s Board of Directors and shareholders and will forthwith file a Definitive 14-C notifying the SEC and its shareholders of the withdrawal of its BDC status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

By:    /s/ Gilbert R. Kaats, Ph.D.
Gilbert R. Kaats, Ph.D.
Chairman, President and Chief Executive Officer

Date: April 9, 2007